Exhibit 99.1

Curtiss-Wright Reports First Quarter 2023 Financial Results and Reaffirms Full-year 2023 Guidance

DAVIDSON, N.C.--(BUSINESS WIRE)--May 3, 2023--Curtiss-Wright Corporation (NYSE: CW) reports financial results for the first quarter ended March 31, 2023.

First Quarter 2023 Highlights:

  Reported and Adjusted sales of $631 million, up 13% year-over-year;
  Reported operating income of $79 million, operating margin of 12.5%, and diluted earnings per share (EPS) of $1.48;
  Adjusted operating income of $81 million, up 15%;
  Adjusted operating margin of 12.9%, up 20 basis points;
  Adjusted diluted EPS of $1.53, up 17%; and
  New orders of $718 million, up 13%, reflected strong demand within our Aerospace & Defense (A&D) and Commercial markets, and a book-to-bill that exceeded 1.1x.

"Curtiss-Wright delivered strong first quarter 2023 results, highlighted by double-digit growth in new orders, sales, operating income and diluted EPS," said Lynn M. Bamford, Chair and CEO of Curtiss-Wright Corporation. "Higher sales in each of our end markets and our continued drive for commercial excellence enabled us to generate 20 basis points in operating margin expansion and achieve 17% growth in Adjusted diluted EPS. Sales in our Aerospace & Defense markets increased 13% during the quarter reflecting some stabilization within the defense electronics supply chain and another solid quarter for our engineered arresting systems business, while sales in our Commercial markets increased 12%, as we continue to benefit from strong demand in our commercial nuclear, process and general industrial markets."

“We are maintaining our full-year 2023 outlook and anticipate steady, sequential improvement in sales, operating margin, diluted EPS and free cash flow as we move through the year. Overall, we continue to successfully execute on our Pivot to Growth strategy, which will enable us to deliver significant long-term value for our stakeholders.”

First Quarter 2023 Operating Results

(In millions)	Q1-2023	Q1-2022	Change
Reported
Sales	$631	$559	13%
Operating income	$79	$61	30%
Operating margin	12.5%	10.8%	170 bps

Adjusted (1)
Sales	$631	$559	13%
Operating income	$81	$71	15%
Operating margin	12.9%	12.7%	20 bps
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Sales of $631 million, up $71 million, or 13% compared with the prior year, and included a $5 million or 1% headwind from unfavorable foreign currency translation, mainly within our Aerospace & Industrial segment;
  Total A&D market sales increased 13%, while total Commercial market sales increased 12%;
  In our A&D markets, our results reflected strong sales growth in our defense markets driven by some moderate easing of defense electronics supply chain headwinds, particularly in ground defense, and the contribution from the acquisition of our engineered arresting systems business, as well as strong mid-teens sales growth in the commercial aerospace market;
  In our Commercial markets, we experienced strong growth in the power & process markets and higher sales in the general industrial market; and
  Adjusted operating income of $81 million increased 15%, while Adjusted operating margin increased 20 basis points to 12.9%, principally driven by favorable overhead absorption on higher revenues in our Aerospace & Industrial and Naval & Power segments. These increases were partially offset by unfavorable mix on higher revenues in the Defense Electronics segment.

First Quarter 2023 Segment Performance

Aerospace & Industrial

(In millions)	Q1-2023	Q1-2022	Change
Reported
Sales	$202	$191	6%
Operating income	$27	$25	7%
Operating margin	13.1%	13.0%	10 bps

Adjusted (1)
Sales	$202	$191	6%
Operating income	$27	$25	7%
Operating margin	13.1%	13.0%	10 bps
(1)	Note: There were no adjustments to segment operating results.
  Sales of $202 million, up $11 million, or 6% overall, and included a $4 million or 2% headwind from unfavorable foreign currency translation;
  Higher commercial aerospace market revenue reflected strong demand for sensors products and surface treatment services on narrowbody and widebody platforms;
  Higher general industrial market revenue was principally driven by increased sales of industrial vehicle products serving on- and off-highway platforms, as well as higher sales of surface treatment services;
  Aerospace defense market revenue declines reflected lower sales of actuation equipment on various fighter jet programs; and
  Operating income was $27 million, up 7% from the prior year, while operating margin increased 10 basis points to 13.1%, mainly reflecting solid absorption on higher sales.

Defense Electronics

(In millions)	Q1-2023	Q1-2022	Change
Reported
Sales	$162	$143	13%
Operating income	$23	$23	0%
Operating margin	14.4%	16.3%	(190 bps)

Adjusted (1)
Sales	$162	$143	13%
Operating income	$23	$23	0%
Operating margin	14.4%	16.3%	(190 bps)
(1)	Note: There were no adjustments to segment operating results.
  Sales of $162 million, up $19 million, or 13%;
  Aerospace defense market revenue declines principally reflected the timing of sales of our embedded computing equipment on various helicopter and unmanned aerial vehicle programs;
  Strong revenue growth in the ground defense market reflected higher sales of tactical battlefield communications equipment; and
  Operating income was $23 million, essentially flat compared with the prior year, while operating margin decreased 190 basis points to 14.4%, as favorable absorption on higher revenues was offset by unfavorable mix on defense electronics products and higher investment in research and development.

Naval & Power

(In millions)	Q1-2023	Q1-2022	Change
Reported
Sales	$266	$225	18%
Operating income	$38	$27	39%
Operating margin	14.3%	12.1%	220 bps

Adjusted (1)
Sales	$266	$225	18%
Operating income	$41	$33	24%
Operating margin	15.3%	14.5%	80 bps
(1)	Reconciliations of Reported to Adjusted operating results are available in the Appendix.
  Adjusted sales of $266 million, up $41 million, or 18%;
  Higher aerospace defense market revenues reflected a solid contribution from the arresting systems acquisition, including increased sales to international customers;
  Naval defense market revenue increases principally reflected higher revenues on the Columbia-class submarine and CVN-81 aircraft carrier programs, partially offset by timing of revenues on the CVN-80 aircraft carrier program;
  Strong double-digit revenue growth in the power & process market reflected solid growth in nuclear aftermarket revenues supporting the maintenance of existing operating reactors and higher industrial valve sales in the process market; and
  Adjusted operating income was $41 million, up 24% from the prior year, while adjusted operating margin increased 80 basis points to 15.3%, driven by favorable absorption on higher organic revenues and a solid contribution from the arresting systems acquisition.

Free Cash Flow

(In millions)	Q1-2023	Q1-2022	Change
Net cash used for operating activities	$(92)	$(124)	26%
Capital expenditures	(11)	(11)	2%
Reported free cash flow	$(102)	$(135)	24%
Adjusted free cash flow (1)	$(92)	$(112)	18%
(1)	A reconciliation of Reported to Adjusted free cash flow is available in the Appendix.
  Reported free cash flow of ($102) million increased $33 million, primarily due to higher cash earnings and improved working capital in part due to the collection of the remaining $20 million cash payment on the China Direct AP1000 program; Those increases were partially offset by higher tax payments;
  Adjusted free cash flow of ($92) million increased $20 million; and
  Capital expenditures were essentially flat compared with the prior year.

New Orders and Backlog

  New orders of $718 million increased 13% compared with the prior year and generated an overall book-to-bill that exceeded 1.1x, principally driven by strong demand for defense electronics and actuation products within our A&D markets, and for industrial valve and commercial nuclear products within our Commercial markets; and
  Backlog of $2.7 billion, up 3% from December 31, 2022, reflects higher demand in both our A&D and Commercial markets.

Share Repurchase and Dividends

  During the first quarter, the Company repurchased 73,152 shares of its common stock for approximately $12 million; and
  The Company declared a quarterly dividend of $0.19 a share.

Full-Year 2023 Guidance

The Company is maintaining its full-year 2023 Adjusted financial guidance (1) as follows:

(In millions, except EPS)	2023 Adjusted Non-GAAP Guidance	% Chg vs 2022
Total Sales	$2,655 - $2,710	Up 4% - 6%
Operating Income	$463 - $477	Up 5% - 8%
Operating Margin	17.4% - 17.6%	Up 10 - 30 bps
Diluted EPS	$8.65 - $8.90	Up 6% - 10%
Free Cash Flow	$360 - $400	Up 22% - 36%
(1)

Reconciliations of Reported to Adjusted 2022 operating results and 2023 financial guidance are available in the Appendix, and exclude first year purchase accounting costs in both periods associated with acquisitions.

A more detailed breakdown of the Company’s 2023 financial guidance by segment and by market, as well as all reconciliations of Reported GAAP amounts to Adjusted non-GAAP amounts, can be found in the accompanying schedules. Historical financial results are available in the Investor Relations section of Curtiss-Wright’s website.

Conference Call & Webcast Information

The Company will host a conference call to discuss its first quarter 2023 financial results and business outlook at 10:00 a.m. ET on Thursday, May 4, 2023. A live webcast of the call and the accompanying financial presentation, as well as a webcast replay of the call, will be made available on the internet by visiting the Investor Relations section of the Company’s website at www.curtisswright.com.

(Tables to Follow)

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
($'s in thousands, except per share data)

	Three Months Ended
	March 31,
	2023	2022
Product sales	$524,881	$453,421
Service sales	105,979	106,040
Total net sales	630,860	559,461

Cost of product sales	343,757	294,527
Cost of service sales	65,695	63,532
Total cost of sales	409,452	358,059

Gross profit	221,408	201,402

Research and development expenses	22,024	20,549
Selling expenses	32,425	28,092
General and administrative expenses	88,344	87,600
Loss on divestiture	—	4,651

Operating income	78,615	60,510

Interest expense	12,944	9,530
Other income, net	7,767	2,997

Earnings before income taxes	73,438	53,977
Provision for income taxes	(16,592)	(13,292)
Net earnings	$56,846	$40,685

Net earnings per share:
Basic earnings per share	$1.48	$1.06
Diluted earnings per share	$1.48	$1.05

Dividends per share	$0.19	$0.18

Weighted average shares outstanding:
Basic	38,303	38,456
Diluted	38,516	38,668

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
($'s in thousands, except par value)

	March 31,	December 31,
	2023	2022
Assets
Current assets:
Cash and cash equivalents	$130,659	$256,974
Receivables, net	720,248	724,603
Inventories, net	527,937	483,113
Other current assets	67,415	52,623
Total current assets	1,446,259	1,517,313
Property, plant, and equipment, net	340,313	342,708
Goodwill	1,549,148	1,544,635
Other intangible assets, net	605,217	620,897
Operating lease right-of-use assets, net	145,017	153,855
Prepaid pension asset	227,547	222,627
Other assets	48,624	47,567
Total assets	$4,362,125	$4,449,602

Liabilities
Current liabilities:
Current portion of long-term and short term debt	$—	$202,500
Accounts payable	207,573	266,525
Accrued expenses	153,678	177,536
Deferred revenue	234,487	242,483
Other current liabilities	76,452	82,395
Total current liabilities	672,190	971,439
Long-term debt, net	1,229,619	1,051,900
Deferred tax liabilities	122,607	123,001
Accrued pension and other postretirement benefit costs	58,062	58,348
Long-term operating lease liability	124,025	132,275
Long-term portion of environmental reserves	13,171	12,547
Other liabilities	88,292	107,973
Total liabilities	$2,307,966	$2,457,483

Stockholders' equity
Common stock, $1 par value	$49,187	$49,187
Additional paid in capital	126,909	134,553
Retained earnings	3,223,944	3,174,396
Accumulated other comprehensive loss	(244,442)	(258,916)
Less: cost of treasury stock	(1,101,439)	(1,107,101)
Total stockholders' equity	2,054,159	1,992,119

Total liabilities and stockholders' equity	$4,362,125	$4,449,602

Use and Definitions of Non-GAAP Financial Information (Unaudited)

The Corporation supplements its financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. Curtiss-Wright believes that these Adjusted (non-GAAP) measures provide investors with improved transparency in order to better measure Curtiss-Wright’s ongoing operating and financial performance and better comparisons of our key financial metrics to our peers. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. Curtiss-Wright encourages investors to review its financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. Reconciliations of “Reported” GAAP amounts to “Adjusted” non-GAAP amounts are furnished within this release.

The following definitions are provided:

Adjusted Sales, Operating Income, Operating Margin, Net Earnings and Diluted EPS

These Adjusted financials are defined as Reported Sales, Operating Income, Operating Margin, Net Earnings and Diluted Earnings per Share under GAAP excluding: (i) the impact of first year purchase accounting costs associated with acquisitions, specifically one-time inventory step-up, backlog amortization, deferred revenue adjustments and transaction costs; (ii) the sale or divestiture of a business or product line; (iii) pension settlement charges; and (iv) significant legal settlements, impairment costs, and costs associated with shareholder activism, as applicable.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2023			March 31, 2022			% Change
	As Reported	Adjustments	Adjusted	As Reported	Adjustments	Adjusted	Reported	Adjusted
Sales:
Aerospace & Industrial	$202,447	$—	$202,447	$191,112	$—	$191,112	6%	6%
Defense Electronics	162,154	—	162,154	143,069	—	143,069	13%	13%
Naval & Power	266,259	—	266,259	225,280	—	225,280	18%	18%

Total sales	$630,860	$—	$630,860	$559,461	$—	$559,461	13%	13%

Operating income (expense):
Aerospace & Industrial	$26,545	$—	$26,545	$24,853	$—	$24,853	7%	7%
Defense Electronics	23,368	—	23,368	23,290	—	23,290	—%	—%
Naval & Power (1)(2)	37,937	2,676	40,613	27,288	5,427	32,715	39%	24%

Total segments	$87,850	$2,676	$90,526	$75,431	$5,427	$80,858	16%	12%
Corporate and other (3)	(9,235)	—	(9,235)	(14,921)	4,876	(10,045)	38%	8%

Total operating income	$78,615	$2,676	$81,291	$60,510	$10,303	$70,813	30%	15%

Operating margins:	As Reported		Adjusted	As Reported		Adjusted	Reported	Adjusted
Aerospace & Industrial	13.1%		13.1%	13.0%		13.0%	10 bps	10 bps
Defense Electronics	14.4%		14.4%	16.3%		16.3%	(190 bps)	(190 bps)
Naval & Power	14.3%		15.3%	12.1%		14.5%	220 bps	80 bps
Total Curtiss-Wright	12.5%		12.9%	10.8%		12.7%	170 bps	20 bps

Segment margins	13.9%		14.3%	13.5%		14.5%	40 bps	(20 bps)

(1) Excludes first year purchase accounting adjustments in the current period.
(2) Excludes the results of operations from our German valves business, which was sold in January 2022, and the loss on divestiture in the prior year period.
(3) Excludes costs associated with shareholder activism in the prior year period.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED SALES TO ADJUSTED SALES BY END MARKET (UNAUDITED)
($'s in thousands)

	Three Months Ended			Three Months Ended
	March 31, 2023			March 31, 2022			2023 vs. 2022
	Reported Sales	Adjustments	Adjusted Sales	Reported Sales	Adjustments	Adjusted Sales	Change in Reported Sales	Change in Adjusted Sales
Aerospace & Defense markets:
Aerospace Defense	$99,879	$—	$99,879	$98,004	$—	$98,004	2%	2%
Ground Defense	66,256	—	66,256	39,108	—	39,108	69%	69%
Naval Defense	171,956	—	171,956	162,967	—	162,967	6%	6%
Commercial Aerospace	70,490	—	70,490	60,892	—	60,892	16%	16%
Total Aerospace & Defense	$408,581	$—	$408,581	$360,971	$—	$360,971	13%	13%

Commercial markets:
Power & Process	120,339	—	120,339	104,788	—	104,788	15%	15%
General Industrial	101,940	—	101,940	93,702	—	93,702	9%	9%
Total Commercial	$222,279	$—	$222,279	$198,490	$—	$198,490	12%	12%

Total Curtiss-Wright	$630,860	$—	$630,860	$559,461	$—	$559,461	13%	13%

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
RECONCILIATION OF AS REPORTED TO ADJUSTED DILUTED EARNINGS PER SHARE (UNAUDITED)

	Three Months Ended
	March 31,
	2023	2022
Diluted earnings per share - As Reported	$1.48	$1.05
First year purchase accounting adjustments	0.05	—
Divested German valves business	—	0.11
Costs associated with shareholder activism	—	0.10
Former executive pension settlement expense	—	0.05
Diluted earnings per share - Adjusted (1)	$1.53	$1.31

(1) All adjustments are presented net of income taxes.

Organic Sales and Organic Operating Income

The Corporation discloses organic sales and organic operating income because the Corporation believes it provides investors with insight as to the Company’s ongoing business performance. Organic sales and organic operating income are defined as sales and operating income, excluding contributions from acquisitions and results of operations from divested businesses or product lines during the last twelve months, loss from sale of our industrial valves business in Germany, and foreign currency fluctuations.

	Three Months Ended
	March 31,
	2023 vs. 2022
	Aerospace & Industrial		Defense Electronics		Naval & Power		Total Curtiss-Wright
	Sales	Operating income	Sales	Operating income	Sales	Operating income	Sales	Operating income
As Reported	6%	7%	13%	0%	18%	39%	13%	30%
Less: Acquisitions	0%	0%	0%	0%	(7%)	0%	(3%)	0%
Loss on divestiture	0%	0%	0%	0%	0%	(20%)	0%	(9%)
Foreign Currency	2%	(3%)	1%	(7%)	0%	(1%)	1%	(5%)
Organic	8%	4%	14%	(7%)	11%	18%	11%	16%

Free Cash Flow and Free Cash Flow Conversion

The Corporation discloses free cash flow because it measures cash flow available for investing and financing activities. Free cash flow represents cash available to repay outstanding debt, invest in the business, acquire businesses, return capital to shareholders and make other strategic investments. Free cash flow is defined as net cash provided by operating activities less capital expenditures. Adjusted free cash flow excludes: (i) payments associated with the Westinghouse legal settlement in both the current and prior year periods and (ii) executive pension payments in the prior year period. The Corporation discloses adjusted free cash flow conversion because it measures the proportion of net earnings converted into free cash flow and is defined as adjusted free cash flow divided by adjusted net earnings.

CURTISS-WRIGHT CORPORATION and SUBSIDIARIES
NON-GAAP FINANCIAL DATA (UNAUDITED)
($'s in thousands)

	Three Months Ended
	March 31,
	2023	2022
Net cash used for operating activities	$(91,599)	$(124,315)
Capital expenditures	(10,661)	(10,896)
Free cash flow	$(102,260)	$(135,211)
Westinghouse legal settlement	10,000	15,000
Pension payment to former executive	—	8,214
Adjusted free cash flow	$(92,260)	$(111,997)
Adjusted free cash flow conversion	(157%)	(221%)

CURTISS-WRIGHT CORPORATION
2023 Guidance
As of May 3, 2023
($'s in millions, except per share data)

	2022 Reported (GAAP)	2022 Adjustments (Non-GAAP)(1,3)	2022 Adjusted (Non-GAAP)(1,3)	2023 Reported Guidance (GAAP)		2023 Adjustments (Non-GAAP)(2,3)	2023 Adjusted Guidance (Non-GAAP)(2,3)
				Low	High		Low	High	Chg vs 2022 Adjusted
Sales:
Aerospace & Industrial	$836	$—	$836	$845	$860	$—	$845	$860	1 - 3%
Defense Electronics	690	—	690	725	750	—	725	750	5 - 9%
Naval & Power	1,031	—	1,031	1,085	1,100	—	1,085	1,100	5 - 7%
Total sales	$2,557	$—	$2,557	$2,655	$2,710	$—	$2,655	$2,710	4 to 6%

Operating income:
Aerospace & Industrial	$137	$1	$138	$143	$148	$—	$143	$148	4 - 7%
Defense Electronics	155	—	155	165	172	—	165	172	7 - 11%
Naval & Power	178	14	192	182	186	8	190	194	(1) - 1%
Total segments	469	15	484	490	506	8	498	514
Corporate and other	(46)	5	(41)	(35)	(38)	—	(35)	(38)
Total operating income	$423	$20	$443	$455	$469	$8	$463	$477	5 to 8%

Interest expense	$(47)	$—	$(47)	$(52)	$(54)	$—	$(52)	$(54)
Other income, net	13	4	17	27	28	—	27	28
Earnings before income taxes	389	24	413	430	443	8	438	451
Provision for income taxes	(95)	(4)	(99)	(103)	(106)	(2)	(105)	(108)
Net earnings	$294	$20	$314	$327	$336	$6	$333	$343

Diluted earnings per share	$7.62	$0.51	$8.13	$8.49	$8.74	$0.16	$8.65	$8.90	6 to 10%
Diluted shares outstanding	38.6		38.6	38.5	38.5		38.5	38.5
Effective tax rate	24.4%		24.0%	24.0%	24.0%		24.0%	24.0%

Operating margins:
Aerospace & Industrial	16.4%		16.5%	17.0%	17.2%		17.0%	17.2%	50 to 70 bps
Defense Electronics	22.4%		22.4%	22.7%	22.9%		22.7%	22.9%	30 to 50 bps
Naval & Power	17.2%		18.6%	16.7%	16.9%		17.5%	17.7%	(110) to (90) bps
Total operating margin	16.6%		17.3%	17.1%	17.3%		17.4%	17.6%	10 to 30 bps

Free cash flow	$257	$39	$296	$350	$390	$10	$360	$400

Notes: Full year amounts may not add due to rounding.

(1) 2022 Adjusted financials exclude the impact of first year purchase accounting adjustments, the loss on sale of our German valves business, costs associated with shareholder activism and pension settlement charges related to the retirement of two former executives.

(2) 2023 Adjusted financials exclude the impact of first year purchase accounting adjustments.

(3) Free Cash Flow is defined as cash flow from operations less capital expenditures. 2022 Adjusted Free Cash Flow excluded one-time pension settlement payments of $24 million and a legal settlement payment of $15 million. 2023 Adjusted Free Cash Flow guidance excludes a legal settlement payment of $10 million.

CURTISS-WRIGHT CORPORATION
2023 Sales Growth Guidance by End Market
As of May 3, 2023

	2023 % Change
	vs 2022 Adjusted(1)	% Total Sales
Aerospace & Defense Markets
Aerospace Defense	9 - 11%	20%
Ground Defense	4 - 6%	9%
Naval Defense	4 - 6%	27%
Commercial Aerospace	5 - 7%	11%
Total Aerospace & Defense	6 - 8%	67%

Commercial Markets
Power & Process	Flat	18%
General Industrial	2 - 4%	16%
Total Commercial	0 - 2%	33%

Total Curtiss-Wright Sales	4 - 6%	100%

Note: Sales percentages may not add due to rounding.
(1) 2023 and 2022 Sales include the contribution from the engineered arresting systems business, acquired on June 30, 2022, to the Aerospace Defense market.

About Curtiss-Wright Corporation

Curtiss-Wright Corporation (NYSE:CW) is a global integrated business that provides highly engineered products, solutions and services mainly to Aerospace & Defense markets, as well as critical technologies in demanding Commercial Power, Process and Industrial markets. We leverage a workforce of approximately 8,100 highly skilled employees who develop, design and build what we believe are the best engineered solutions to the markets we serve. Building on the heritage of Glenn Curtiss and the Wright brothers, Curtiss-Wright has a long tradition of providing innovative solutions through trusted customer relationships. For more information, visit www.curtisswright.com.

Certain statements made in this press release, including statements about future revenue, financial performance guidance, quarterly and annual revenue, net income, operating income growth, future business opportunities, cost saving initiatives, the successful integration of the Company’s acquisitions, and future cash flow from operations, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements present management's expectations, beliefs, plans and objectives regarding future financial performance, and assumptions or judgments concerning such performance. Any discussions contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly involve estimates, assumptions, judgments, and uncertainties. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Such risks and uncertainties include but are not limited to: a reduction in anticipated orders; an economic downturn; changes in the competitive marketplace and/or customer requirements; a change in government spending; an inability to perform customer contracts at anticipated cost levels; and other factors that generally affect the business of aerospace, defense contracting, electronics, marine, and industrial companies. Such factors are detailed in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and subsequent reports filed with the Securities and Exchange Commission.

This press release and additional information are available at www.curtisswright.com.

Contacts

Jim Ryan
(704) 869-4621
Jim.Ryan@curtisswright.com